Investor Presentation Second Quarter Fiscal Year 2018 Exhibit 99.2

Safe Harbor Statement Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, uncertainties related to the future impact of federal tax reform, the outcome of a governmental review of our subcontractor reporting practices, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2017 and other filings with the Securities and Exchange Commission. 1

Company Snapshot Headquarters: Jasper, Indiana, USA Founded: 1950 Employees: ~3,000 2 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (1)

Who We Are Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball, National, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Dedicated to our Guiding Principles, our values and integrity are evidenced by public recognition as a highly trusted company and an employer of choice. “We Build Success” by establishing long-term relationships with customers, employees, suppliers, share owners, and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. 3

Why Invest in Us • Design Driven and Award Winning Products • Evolving Office Environment Driving Growth in New Products • Hospitality Industry Continuing Growth • Strong Financial Performance • Capital Available for Accelerated Growth 4

Design Driven and Award Winning 5

Evolving Office Environment Driving New Products 6 ✓ Increased mobility/technology requires flexible work space ✓ Shifting to more open and collaborative office layouts to promote teamwork ✓ Promotion of healthy work environments ✓ Real Estate Optimization

Office Furniture New Products 7 9 New Products Introduced So Far This Fiscal Year 20 New Products Introduced Last Fiscal Year

$21 $19 $19 $27 $28 $28 $29 $36 $39 $34 $35 $41 $27 $24 5% 21% 26% 57% 33% 45% 54% 34% 39% 21% 21% 14% -29% -31% FY'15 Q1 Q2 Q3 Q4 FY'16 Q1 Q2 Q3 Q4 FY'17 Q1 Q2 Q3 Q4 FY'18 Q1 Q2 Office Furniture New Products 8 ($ in millions) New Product Introductions and Year Over Year Growth (1) (1) Unaudited New product introductions (NPIs) are defined as those introduced in last 3 years. Some significant NPIs hit this mark this fiscal year causing them to be excluded. Investment in NPI remains a strategic priority. We had 20 NPIs in FY’17 and 9 NPIs so far in FY’18.

Order Trend Relative to Office Furniture Market


18%
Price increase on April 1, 2017 pulled orders forward to Q3. Without this effect, estimated orders would have been up 12% in Q3'17 and 4% in Q4'17.
6%
4%
3%
0%
-2%
1%
-1%
-2%
-5%
Q2'17
Q3'17
Q4'17
Q1'18
Q2'18 (1)
Kimball Int'l (excluding Hospitality vertical)
Office Furniture Industry (BIFMA)

* Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph.

(1) BIFMA Q2'18 computed based upon October and November. December not yet available from BIFMA.

9

Kimball International | Kimball | NATIONAL | Kimball Hospitality | We Build Success

Improving US Furniture Leading Indicators


US Corporate Profit After Tax
With IVA and CCA adjustment ($billion)
Source: US Bureau of Economic Analysis (Sept. 2017)
2000
1500
1000
500
0
3/1/2004
9/1/2004
3/1/2005
9/1/2005
3/1/2006
9/1/2006
3/1/2007
9/1/2007
3/1/2008
9/1/2008
3/1/2009
9/1/2009
3/1/2010
9/1/2010
3/1/2011
9/1/2011
3/1/2012
9/1/2012
3/1/2013
9/1/2013
3/1/2014
9/1/2014
3/1/2015
9/1/2015
3/1/2016
9/1/2016
3/1/2017
9/1/2017


Conference Board CEO Confidence
Source: Conference Board (Dec. 2017)
80
70
60
50
40
30
20
10
0
12/1/2007
6/1/2008
12/1/2008
6/1/2009
12/1/2009
6/1/2010
12/1/2010
6/1/2011
12/1/2011
6/1/2012
12/1/2012
6/1/2013
12/1/2013
6/1/2014
12/1/2014
6/1/2015
12/1/2015
6/1/2016
12/1/2016
6/1/2017
12/1/2017


IHS Forecast
Source: BIFMA (November 2017)
$20,000
$15,000
$10,000
$5,000
$-
8%
6%
4%
2%
0%
5.8%
6.8%
3.4%
5.6%
4.8%
2013 Actual
2014 Actual
2015 Actual
2016 Prelim Est
2017 Forecast
2018 Forecast
US Office Furniture
US Ed. and Health Furniture
US Total
Total Growth


Architecture Billings Index
Source: AIA (November 2017)
Billings Index (Greater than 50 = Expansion)
70
65
60
55
50
45
40
35
30
November= 55 up from 51.7 in October. Strongest reading of the year.

10

Kimball International
Kimball | NATIONAL | Kimball Hospitality
We Build Success

3.0% 2.7% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 2017 2018 Hospitality Industry Growth 11 Revenue Per Available Room (RevPAR) Growth Rates Estimated (1) (1) Source PWC January 2018 Hospitality Directions

$500.0 $543.8 $600.9 $635.1 $669.9 -1.4% 1.6% 4.8% 6.4% 8.2% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 Net Sales Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales Financial Performance 12(1) Unaudited. Adjusted Pro Forma Operating Income from Continuing Operations. See Appendix for Non-GAAP reconciliation. (1) ($ in millions)

-1.4% 1.6% 4.8% 6.4% 8.2% 7.7% 7.2% 9.0% 9.4% 6.9% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 2013 2014 2015 2016 2017 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales Series 2 Fiscal Year Quarterly (4) Operating Income 13 (1) (2) _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) Includes pre-tax gain of $1.2 million on sale of land which had 70 basis point favorable impact on Q4’17 percent. (3) Includes pre-tax gain of $0.4 million on sale of excess land partially offset by $0.3 million acquisition costs related to D’sty le. (4) Includes pre-tax gain of $1.7 million on sale of administrative building offset by $0.4 million acquisition costs related to D’style. (3) Mix shift to lower margin products, freight cost, and higher discounting contributing to lower gross profit

-3.0% -1.0% 1.0% 3.0% 5.0% 7.0% 9.0% 11.0% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2019 Target Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales Financial Targets 14 Sales Growth over Prior Year Mid-Single Digits Operating Income % By FY 2019 9.5%-10.5% Adjusted Return on Capital (1) Exceeding 20% (1) See appendix for definition. (2) Unaudited. See Appendix for Non-GAAP reconciliation (2) 9.5% - 10.5%

$2.3 $2.3 $2.3 $2.6 $2.6 $2.1 $0.1 $1.7 $0.1 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Dividends Declared (1) Share Repurchases (2) $7.5 $7.5 $7.7 $8.3 $9.0 $11.3 $8.7 $6.7 FY'13 FY'14 FY'15 FY'16 FY'17 Dividends Declared (1) Share Repurchases (2) $2.4 $4.4 $6.6 $5.6 $19.0 Q3'17 Q4'17 Q1'18 Q2'18 Trailing 4 Qtrs Capital Available for Growth 15 • Reinvestment for growth • Stock buy back offsetting dilution • Dividends comparable to peers • Acquisitions • Stock buy back if excess capital Quarterly Dividends and Share RepurchasesFiscal Year Dividends and Share Repurchases Capital Expenditures _____________________ (1) Includes total Class A and Class B dividends declared. (2) Accrual basis Note: All periods presented above are unaudited ($ in millions) Priorities for Capital Allocation

$169.9 $153.1 $172.0 $169.5 $173.7 3.7% 2.0% 4.4% -3.1% 2.2% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% $0 $100 $200 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Net Sales Year Over Year Growth (1) Sales Growth Each Quarter 16(1) Unaudited. (1) ($ in millions) 1st sales decline in 17 quarters

$165.9 $166.4 $175.7 $164.1 $178.9 -1.4% 12.1% 0.3% -7.4% 7.8% Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% $0 $100 $200 Orders Received Year Over Year Growth (1) Orders 17 ($ in millions) (1) (1) Unaudited.

$51.7 $41.9 $27.1 $14.6 $17.9 $16.7 $48.6 $46.4 $23.1 $16.6 $21.4 $17.6 Commercial Hospitality Healthcare Education Government Finance Q2'17 Q2'18 Sales by Vertical – Good Diversification(1) 18 ($ in millions) _____________________ (1) Unaudited. Record sales level

$54.6 $36.6 $24.5 $14.3 $17.3 $18.7 $55.1 $44.9 $23.8 $17.1 $19.2 $18.8 Commercial Hospitality Healthcare Education Government Finance Q2'17 Q2'18 Orders by Vertical(1) 19 ($ in millions) _____________________ (1) Unaudited.

32.8% 33.4% 33.6% 35.2% 31.1% Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 % of Net Sales Highest in 15 years Mix shift to lower margin products, freight cost, and higher discounting contributing to lower gross profit Gross Profit(1) 20 _____________________ (1) Unaudited.

$42.7 $40.1 $42.4 $43.6 $41.9 25.1% 26.2% 24.6% 25.8% 24.2% Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 S&A S&A % of Net Sales Selling and Administrative Expenses(1) 21 _____________________ (1) Unaudited. Q2’18 includes $1.7 million gain on sale of an administrative building.

21.1% 17.2% 23.0% 23.2% 16.7% Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Adjusted Return on Capital (2) Strong Adjusted Return on Capital(1) 22 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) The enactment of the Tax Cuts and Jobs Act in December 2017 required the Company to reduce the tax rate on net deferred tax assets which drove $2.0 million of additional expense, more than offsetting the lower tax rate on year-to-date pre-tax income which reduced current year taxes by $1.6 million. Our effective tax rate was 40.6% and 33.2%, respectively, for the three months ended December 31, 2017 and 2016.

$15.2 $10.7 $0.4 $2.8 $29.1 0 5 10 15 20 25 30 35 Q3'17 Q4'17 Q1'18 Q2'18 Trailing 4 Qtrs Free Cash Flow(1) 23 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. ($ in millions)

D’style Acquisition November 6th 2017 24 Companies: D’style Inc. along with the related Allan Copley Designs brand and Diseños de Estilo manufacturing facility Strategic Fit: o D’style expands Kimball Hospitality’s reach into hospitality public space o Allan Copley Designs provides an attractive product portfolio of solutions to the residential market Expanded Capabilities: o Diseños de Estilo, located in Tijuana, Mexico, expands manufacturing capabilities in North America o Custom metal incorporating mixed material o Enhanced low volume Asia supply chain Financial: o Purchase Price was $20 million which includes a $2.2 million contingent earnout and is still subject to certain post-closing adjustments o Preliminary purchase price allocation resulted in an opening balance sheet including $10.7 million of intangible assets, $8.6 million of goodwill, and $0.2 million of working capital and fixed assets o Annual Sales of approximately $20 million primarily in North America o Expected to be accretive to earnings in fiscal year 2018 o Expected to exceed our cost of capital of 10% in fiscal year 2020

. 25

Appendix

Annual Non-GAAP Reconciliation (Unaudited)

Millions $	2013	2014	2015	2016	2017
Operating Income from Continuing Operations	-$10.6	$1.9	$17.3	$33.5	$56.6
Add: Spin Cost – Included in SGA Add (Deduct): Restructuring		$1.5	$3.2 $5.3	$7.3	-$1.8
Adjusted Operating Income from Continuing Operations	-$10.6	$3.4	$25.8	$40.8	$54.8
Adjusted Operating Income from Continuing Operations as a % of Sales	-2.1%	.6%	4.3%	6.4%	8.2%
Add: Employee Retirements – Included in SGA (1) Add: Other Non-operational – Included in SGA (2)	$5.0	$6.8 -$.5	$3.3		
Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies	-$5.6	$9.7	$29.1	$40.8	$54.8
Deduct: External Reverse Synergies (3)	-$1.3	-$1.2	-$0.4		
Adjusted Pro Forma Operating Income from Continuing Operations (3)	-$6.9	$8.5	$28.7	$40.8	$54.8
Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales	-1.4%	1.6%	4.8%	6.4%	8.2%

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating Income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

Note: We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The annual amounts of SERP expense now included in adjusted pro forma operating income are $1.7M in FY'13, $2.6M in FY'14, and $0.6M in FY'15, $0.0 in FY'16 and $1.2M in FY'17.

27

Kimball International | Kimball | NATIONAL | Kimball Hospitality | We Build Success

Quarterly Non-GAAP Reconciliation (Unaudited) 28 Millions $ Q2’17 Q3’17 Q4’17 Q1’18 Q2’18 Operating Income $13.0 $10.9 $15.4 $16.0 $12.0 Median Effective Income Tax Rate for Trailing Four Quarters 36.2% 35.7% 35.1% 33.4% 35.1% Median Income Tax Expense $4.7 $3.9 $5.4 $5.4 $4.2 Net Operating Profit After-Tax (NOPAT) $8.3 $7.0 $10.0 $10.6 $7.8 Average Capital (Total Equity plus Interest-Bearing Total Debt) (1) $158.0 $164.1 $173.8 $183.1 $187.0 Adjusted Return on Capital (annualized) 21.1% 17.2% 23.0% 23.2% 16.7% (1) Includes Cash And Investments Millions $ Q2’17 Q3’17 Q4’17 Q1’18 Q2’18 Operating Cash Flow, as reported $19.1 $17.6 $15.1 $7.0 $8.4 Total Capital Expenditures -$3.5 -$2.4 -$4.4 -$6.6 $5.6 Free Cash Flow $15.6 $15.2 $10.7 $0.4 $2.8